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                                                                    EXHIBIT 11.1

                    COMPUTATION OF SHARES USED IN COMPUTING
                              NET INCOME PER SHARE

                                                                 THREE MONTHS ENDED
                                                              ------------------------
                                                               APRIL 2,      APRIL 3,
                                                                 2000          1999
                                                              ----------    ----------
Common shares, beginning of period..........................  21,767,589    21,279,812
Common stock equivalents....................................   3,380,019     2,070,166
Treasury stock buyback......................................  (1,824,751)   (1,427,271)
Weighted average shares issued..............................     110,069        44,645
                                                              ----------    ----------
                                                              23,432,926    21,967,352
                                                              ==========    ==========

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